--------------------
                                                                EXHIBIT 99.1
                                                            --------------------

[GRAPHIC OMITTED]
COMMUNITY WEST BANCSHARES

445 PINE AVENUE, GOLETA, CA  93117

FOR IMMEDIATE RELEASE
CONTACT:   CHARLES G. BALTUSKONIS, EVP/CFO
PHONE:     805-692-5821
E-MAIL:    CBALTUSKONIS@COMMUNITYWESTBANK.COM
URL:       HTTP://WWW.COMMUNITYWESTBANK.COM
SYMBOL:    CWBC  (NASDAQ)

COMMUNITY WEST BANCSHARES ANNOUNCES RECORD OPERATING EARNINGS FOR 2005 SECOND QUARTER AND SIX-MONTH PERIOD

NET INTEREST INCOME INCREASES BY 43% FOR SECOND QUARTER

ASSETS INCREASE TO $393 MILLION

DIVIDEND OF $.05 PER SHARE DECLARED

Goleta, California, July 26, 2005 - Community West Bancshares (Company) today announced record operating results for the second quarter and first six months of 2005.

                                EARNINGS SUMMARY

For the quarter ended June 30, 2005 (2005 Q 2), the Company recorded net income of $1,119,000, or $.19 per share (basic and diluted), compared to net income of $1,040,000, or $.18 per share (basic and diluted), for the quarter ended June 30, 2004 (2004 Q 2), an 8% comparative increase.

For the six months ended June 30, 2005, the Company recorded net income of $2,097,000, or $.37 per share (basic, and $.35 per share diluted), compared to net income of $1,914,000, or $.34 per share (basic, and $.33 per share diluted), for the six months ended June 30, 2004, a 10% comparative increase.

The 2005 Q 2 and six-month record results were achieved despite a discretionary management decision to sell fewer SBA 7(a) loans and grow the Company's loan portfolio.

NET INTEREST INCOME
-------------------

Net interest income for the comparative three and six-month periods increased by $1,406,000 and $2,452,000, or 43% and 38%, respectively.

Total interest income for the comparative three-month period increased by $1,872,000. $874,000 of the increase is attributed to the continued strong growth in interest-earning assets, primarily in the commercial lending and manufactured housing portfolios, partially offset by the decrease in securitized loans; and, $998,000 of the increase is attributed to higher interest rates.

Total interest income for the comparative six-month period increased by $3,039,000. $1,649,000 of the increase is attributed to the net growth in interest-earning assets; and, $1,390,000 of the increase is attributed to higher interest rates.

Interest expense on deposits for the comparative three-month period increased by $556,000. $275,000 of the increase is attributed to interest-bearing deposit growth, particularly the popular Preferred Money Market account; and, $281,000 is attributed to higher interest rates. Interest expense on borrowings decreased $90,000, substantially all of which was volume-related.

Interest expense on deposits for the comparative six-month period increased by $912,000. $524,000 of the increase is attributed to interest-bearing deposit growth and $388,000 is attributed to increased interest rates. Interest expense on borrowings decreased $325,000, substantially all of which was volume-related.

The Company continues to benefit, although at a somewhat lesser pace, from the paydowns of the relatively high-rate, securitized bonds, thus serving to reduce the Company's cost of funds.

PROVISION FOR LOAN LOSSES
-------------------------

Overall, the general portfolio credit quality continues to be relatively stable and, in addition, the securitized loan portfolio continues to stabilize and pay down. The majority of the net provision for loan losses is attributable to the volume increase in the Company's loan portfolio.



NON-INTEREST INCOME AND NON-INTEREST EXPENSES

Non-interest income decreased from $3.4 million for 2004 Q 2 to $1.9 million for 2005 Q 2. Non-interest income for the comparative six-month period decreased from $5.9 million in 2004 to $3.7 million in 2005. The Company recorded declines in gains from loan sales, certain fee income categories and loan servicing fees.

The Company continues to successfully manage non-interest expenses and there was a decrease in such expenses for both the three- and six-month comparative periods.

                                  BALANCE SHEET

The Company's total assets increased to $392.8 million, or $27.6 million, at June 30, 2005 compared to $365.2 million at December 31, 2004. Net loans increased by $42.3 million and combined liquid assets and investment securities decreased by a net of $15.6 million.

On the funding side in 2005, deposits have decreased by $2.4 million while other borrowings have increased by $26.6 million in total.

                                     CAPITAL

As of June 30, 2005, the Company had $39.3 million in equity capital, or 10.00% of consolidated total assets, and book value per share was $6.84.

                                DIVIDEND DECLARED

The Board of Directors announced that they have declared a regular quarterly dividend of $.05 per common share, payable August 19, 2005 to shareholders of record as of the close of business on August 5, 2005. At this quarterly rate, the annual dividend is equivalent to $.20 per common share.

               COMMENTS FROM PRESIDENT AND CHIEF EXECUTIVE OFFICER

Lynda J. Nahra, President and Chief Executive Officer, noted: "We continue to be pleased with our asset growth and expanding net interest margin, non-interest expense management and the overall execution of our strategic initiatives. In May 2005, we opened our full-service Santa Maria office, and it has been extremely well-received in the business community. We remain focused on our business model and core competencies, and in providing the highest quality service to our diverse client base."

                                COMPANY OVERVIEW

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has three full-service banking offices, in Goleta, Ventura and Santa Maria. The principal business activities of the Company are Relationship banking, Mortgage lending and SBA lending, with loans originating in California, Alabama, Colorado, Florida, Georgia, North Carolina, Oregon, South Carolina, Tennessee and Washington.
                          SEE ENCLOSED FINANCIAL TABLES

SAFE  HARBOR  DISCLOSURE

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)
(IN 000'S, EXCEPT SHARE AND PER SHARE DATA)


                                             Three Monxths Ended       Six Months Ended
                                                  June 30,                 June 30,
                                           -----------------------  ----------------------
                                              2005        2004         2005        2004
                                           ----------  -----------  ----------  ----------
Interest income                            $    7,117  $    5,245   $   13,445  $   10,406
Interest expense                                2,411       1,945        4,471       3,884
                                           ----------  -----------  ----------  ----------
Net interest income                             4,706       3,300        8,974       6,522
Provision for loan losses                         264         (30)         434          65
                                           ----------  -----------  ----------  ----------
Net interest income after
  provision for loan losses                     4,442       3,330        8,540       6,457
Non-interest income                             1,861       3,438        3,685       5,871
Non-interest expenses                           4,406       5,000        8,662       9,075
                                           ----------  -----------  ----------  ----------

Income before income taxes                      1,897       1,768        3,563       3,253
Provision for income taxes                        778         728        1,466       1,339
                                           ----------  -----------  ----------  ----------

      NET INCOME                           $    1,119  $    1,040   $    2,097  $    1,914
                                           ==========  ===========  ==========  ==========

Earnings per share:
  Basic                                    $     0.19  $     0.18   $     0.37  $     0.34
  Diluted                                        0.19        0.18         0.35        0.33

Weighted average shares:
  Basic                                     5,745,014   5,714,168    5,743,154   5,710,792
  Diluted                                   5,945,231   5,834,584    5,940,594   5,834,421

******************************************************************************************

Selected average balance sheet items
------------------------------------

Average assets                             $  380,600  $  324,790   $  370,287  $  317,460
Average gross loans                           326,538     269,278      317,162     261,643

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN 000'S, EXCEPT SHARE AND PER SHARE DATA)


                                                                          December
                                                             June 30,        31,
                                                               2005         2004
                                                           -----------  -----------
Cash and cash equivalents                                  $   13,545   $   30,205
Interest-earning deposits in other financial institutions         640          647
Investment securities                                          29,437       28,352
Loans:
  Held for sale                                                47,385       45,988
                                                           -----------  -----------
  Held for investment                                         270,578      224,938
   Less: Allowance                                             (3,102)      (2,785)
                                                           -----------  -----------
   Net held for investment                                    267,476      222,153
                                                           -----------  -----------
Securitized loans                                              18,848       23,474
   Less: Allowance                                               (898)      (1,109)
                                                           -----------  -----------
   Net securitized loans                                       17,950       22,365
                                                           -----------  -----------
      NET LOANS                                               332,811      290,506
                                                           -----------  -----------

Other assets                                                   16,365       15,493
                                                           -----------  -----------

      TOTAL ASSETS                                         $  392,798   $  365,203
                                                           ===========  ===========

Deposits                                                   $  282,208   $  284,568
Repurchase agreements                                           3,065       13,672
FHLB advances                                                  50,500       10,500
Bonds payable                                                  11,134       13,910
Other liablities                                                6,592        4,984
                                                           -----------  -----------
      TOTAL LIABILITIES                                       353,499      327,634

Stockholders' equity                                           39,299       37,569
                                                           -----------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $  392,798   $  365,203
                                                           ===========  ===========

Shares outstanding                                          5,745,014    5,729,869

Book value per share                                       $     6.84   $     6.56

***********************************************************************************

Nonaccrual loans                                           $    7,476   $    8,350
SBA guaranteed portion                                         (4,981)      (5,287)
                                                           -----------  -----------

Nonaccrual loans, net                                      $    2,495   $    3,063
                                                           ===========  ===========